Exhibit 10.25
AMENDMENT TO THE EMPLOYMENT AGREEMENT
BETWEEN NATIONSHEALTH, INC. AND ROBERT E. TREMAIN
     WHEREAS, NationsHealth, Inc., a Delaware corporation (the “Company”) entered into an agreement with Robert E. Tremain (the “Executive”) as of February 3, 2006 to employ the Executive as Chief Operating Officer (the “Agreement”); and
     WHEREAS, the Agreement provides that the Executive shall receive a temporary housing allowance in connection with commencement of his employment with the Company; and
     WHEREAS, the Company and the Executive wish to amend the terms of the Agreement with respect to the temporary housing allowance as provided herein;
     NOW, THEREFORE, the parties agree to amend Section 3(a)(ii) of the Agreement to provide in its entirety as follows:
a temporary housing allowance of up to $7,000 per month for a period of seven months following the Effective Date of this Agreement or until such time as the Executive obtains permanent housing, whichever is earlier;
     IN WITNESS WHEREOF, the parties have duly executed this amendment as of March 8, 2006.

WITNESS:	NATIONSHEALTH INC.

/s/ Ady Savard	By:	/s/ Glenn M. Parker, M.D.

	Name:	Glenn M. Parker, M.D.
	Title:	Chief Executive Officer
WITNESS:

/s/ Ady Savard	By:	/s/ Robert E. Tremain

	Name:	Robert E. Tremain